EXHIBIT 21

SUBSIDIARIES OF REX AMERICAN RESOURCES CORPORATION

Name	State of Incorporation or Organization
AVA Acquisition Corp.	Delaware

Rex Radio and Television, Inc.(1)	Ohio

Kelly & Cohen Appliances, Inc.(1)	Ohio

Rex Acquisition, LLC(2)	Ohio

REX Carbon, LLC	Ohio

RGPP I, LLC(3)	Ohio

REX/GPP II, LLC(3)	Ohio

REX Investment, LLC(4)	Ohio

REX IP, LLC	Ohio

REX Marketing Group, LLC(3)	South Dakota

RRC1, LLC(5)	Ohio

Farmers Energy Incorporated	Delaware

Farmers Energy Big River Holding, LLC(6)	Ohio

Farmers Energy Big River, LLC(7)	Ohio

Farmers Energy Cardinal Holding, LLC(3)(6)	Ohio

Farmers Energy Highwater Holding, LLC(3)(6)	Ohio

Farmers Energy Highwater, LLC(3)(7)	Ohio

Farmers Energy Levelland Holding, LLC(3)(6)	Ohio

Farmers Energy Levelland, LLC(3)(7)	Ohio

Farmers Energy Millennium Holding, LLC(3)(6)	Ohio

Farmers Energy Millennium, LLC(3)(7)	Ohio

Farmers Energy One Earth Holding, LLC(6)	Ohio

Farmers Energy One Earth, LLC(7)	Ohio

One Earth Energy, LLC(8)	Illinois

Farmers Energy Patriot Holding, LLC(6)	Ohio

Farmers Energy Patriot, LLC(7)	Ohio

FEI Investment Incorporated	Delaware

Future Energy, LLC(9)	Ohio

FE-I, LLC(10)	California

FE-II, LLC(10)	Ohio

REX NuGen Holding, LLC(6)	South Dakota

REX NuGen, LLC(7)	South Dakota

NuGen Energy, LLC(8)	South Dakota

Alistar Enterprises, LLC(11)	Delaware

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(1)	Wholly-owned subsidiary of AVA Acquisition Corp.

(2)	Wholly-owned subsidiary of Rex Radio and Television, Inc.

(3)	Non-operating or inactive subsidiary.

(4)	AVA Acquisition Corp. is the managing member and owns a 98.032% Class A membership interest, a 95.46% Class B membership interest and a 100% Class C membership interest.

(5)	AVA Acquisition Corp. owns a 95.35% percentage interest.

(6)	First-tier wholly-owned subsidiary of Farmers Energy Incorporated.

(7)	Second-tier wholly-owned subsidiary of Farmers Energy Incorporated.

(8)	Third-tier majority-owned subsidiary of Farmers Energy Incorporated.

(9)	Majority-owned subsidiary of REX IP, LLC.

(10)	Wholly-owned subsidiary of Future Energy, LLC.

(11)	Wholly-owned subsidiary of RRC1, LLC.